Exhibit 5.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

The Sponsors and Trustee of
Municipal Investment Trust Fund--Monthly Payment Series--527, Defined Asset
Funds

We consent to the use in this Post-Effective Amendment No. 7 to Registration
Statement No. 33-49389 of our opinion dated          , 2000 appearing in the
Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "How The Fund Works--Auditors" in such Prospectus.

DELOITTE & TOUCHE LLP
New York, N.Y.
July 12, 2000